                                                                    EXHIBIT 99.1


      NEW YORK, NY, August 3, 2004 -- Net earnings of Alleghany Corporation (NYSE-Y) in the second quarter of 2004 were $48.7 million, or approximately $6.33 diluted earnings per share of common stock, compared with net earnings of $6.0 million, or approximately $0.79 diluted earnings per share of common stock, in the second quarter of 2003, John J. Burns, Jr., President and chief executive officer of Alleghany, announced today. Net gains on investment transactions after taxes in the second quarter of 2004 totalled $2.8 million, or $0.37 per share, compared with $1.0 million, or $0.14 per share, in the corresponding 2003 period. In the first six months of 2004, Alleghany's net earnings were $110.8 million, or approximately $14.40 diluted earnings per share, compared with net earnings of $13.7 million, or $1.80 diluted earnings per share, in the first six months of 2003. The 2004 six-month results include net gains on investment transactions after taxes of $24.4 million, or approximately $3.18 per share, compared with $3.1 million, or approximately $0.42 per share, in the corresponding 2003 period. Alleghany common stockholders' equity per share at June 30, 2004 was $218.32 per share, an increase from common stockholders' equity per share of $210.33 as of March 31, 2004 (both as adjusted for the stock dividend declared in March 2004).

      Highlights are as follows (in millions, except for per share and share amounts):

                                                            Three Months Ended                Six Months Ended
                                                                  June 30,                         June 30,
                                                                  --------                         --------
                                                            2004            2003            2004            2003
                                                            ----            ----            ----            ----
Revenues                                                $       334.1   $       144.4   $       678.1   $       283.0

Earnings before income taxes                            $        74.5   $         8.7   $       170.2   $        20.3

   Net  earnings                                        $        48.7   $         6.0   $       110.8   $        13.7

   Basic earnings per share of common stock *           $        6.35   $        0.79   $       14.46   $        1.81

   Diluted earnings per share of common stock*          $        6.33   $        0.79   $       14.40   $        1.80

Average number of outstanding shares of common stock*       7,670,297       7,582,105       7,661,002       7,571,762

*     Adjusted to reflect the dividend of common stock declared in March 2004.

      The comparative contributions to earnings before taxes made by Alleghany's operating units Alleghany Insurance Holdings LLC ("AIHL," a holding company for Alleghany's property and casualty insurance businesses, consisting of RSUI Group, Inc. ("RSUI"), Capitol Transamerica Corporation ("CATA") and Darwin Professional Underwriters, Inc. ("Darwin")), and World Minerals (industrial minerals business), as well as by Alleghany's parent company and other operations, were as follows (in millions):

                          Three Months Ended         Six Months Ended
                             June 30,                   June 30,
                             --------                   --------
                          2004          2003          2004        2003
                          ----          ----          ----        ----
AIHL                      $75.2         $2.7         $165.9       $ 7.6

World Minerals              5.6          6.5           10.8        11.4

Corporate activities       (6.4)        (0.5)          (6.5)        1.3
                          -----         ----         ------       -----

Total                     $74.4         $8.7         $170.2       $20.3
                          =====         ====         ======       =====

      On a diluted per-share, after-tax basis, the foregoing earnings contributions may be broken down as follows:

                           THREE MONTHS ENDED JUNE 30,

                                                         World        Corporate
                                            AIHL        Minerals      activities       Total
                                            ----        --------      ----------      -----
2004

Operating income (loss)*                  $   6.09      $   0.40       $  (0.53)     $   5.96

Net gain on investment  transactions          0.37             -              -          0.37
                                          --------      --------       --------      --------

Net earnings (loss) per share             $   6.46      $   0.40       $  (0.53)     $   6.33
                                          ========      ========       ========      ========

2003

Operating income (loss)*                  $   0.35      $   0.45      $  (0.15)      $   0.65

Net gain on investment transactions              -             -          0.14           0.14
                                          --------      --------      --------       --------

Net earnings (loss) per share             $   0.35      $   0.45      $  (0.01)      $   0.79
                                          ========      ========      ========       ========

                                                       SIX MONTHS ENDED JUNE 30,
                                                         World        Corporate
                                            AIHL        Minerals      activities      Total
                                            ----        --------      ----------      -----
2004

Operating income (loss)*                  $  11.14      $   0.76      $  (0.68)      $  11.22

Net gain on investment  transactions          3.03            --          0.15           3.18
                                          --------      --------      --------       --------

Net earnings (loss) per share             $  14.17      $   0.76      $  (0.53)      $  14.40
                                          ========      ========      ========       ========

2003

Operating income (loss)*                  $   0.79      $   0.75      $  (0.16)      $   1.38

Net gain on investment transactions           0.08            --          0.34           0.42
                                          --------      --------      --------       --------

Net earnings per share                    $   0.87      $   0.75      $   0.18       $   1.80
                                          ========      ========      ========       ========

*Operating income (loss) represents net earnings (loss) per share on a GAAP (generally accepted accounting principles) basis less the net gain or loss on investment transactions taxed at the federal income tax rate.

      AIHL recorded pre-tax earnings of $75.2 million on revenues of $217.0 million in the 2004 second quarter, compared with pre-tax earnings of $2.7 million on revenues of $38.3 million in the second quarter of 2003, and pre-tax earnings of $165.9 million on revenues of $448.3 million in the first six months of 2004, compared with pre-tax earnings of $7.6 million on revenues of $77.0 million in the first six months of 2003. AIHL's 2004 second quarter net earnings include after-tax investment income of $6.5 million and a realized after-tax net gain on investment transactions of $2.8 million, compared with after-tax investment income of $3.3 million and no realized after-tax net gain on investment transactions in the corresponding 2003 period. AIHL's 2004 second quarter after-tax investment income reflects a larger invested asset base, principally due to capital contributions by Alleghany and the acquisition of RSUI in July 2003.

      The comparative pre-tax contributions to AIHL's results made by its operating units RSUI, CATA and Darwin were as follows (in thousands, except ratios):

                                                  Three Months Ended June 30,
                                       --------------------------------------------------
                                       RSUI(1)       CATA(2)       Darwin(3)       Total
                                       -------       -------       ---------       -----
2004

Gross premiums written                 $ 308.1       $  46.7       $  20.2        $ 375.0
Net premiums written                     171.8          42.2          14.6          228.6

Net premiums earned                    $ 154.0       $  39.5       $   9.7        $ 203.2
Loss and loss adjustment expenses         63.4          22.6           6.1           92.1
Underwriting expenses                     23.5          15.6           3.7           42.8
                                       -------       -------       -------        -------
Underwriting profit (loss) (4)         $  67.1       $   1.3       $  (0.1)       $  68.3
                                       =======       =======       =======        =======

Loss ratio (5)                            41.2%         57.2%         62.9%          45.3%
Expense ratio (6)                         15.3%         39.5%         38.1%          21.1%
Combined ratio (7)                        56.5%         96.7%        101.0%          66.4%

2003

Gross premiums written                       -       $  44.1       $   2.1        $  46.2
Net premiums written                         -          39.4           2.0           41.4

Net premiums earned                          -       $  33.4       $   0.1        $  33.5
Loss and loss adjustment expenses            -          19.8           0.1           19.9
Underwriting expenses                        -          13.6           1.4           15.0
                                                     -------       -------        -------
Underwriting profit (loss) (4)               -       $   0.0       $  (1.4)       $  (1.4)
                                                     =======       =======        =======

Loss ratio (5)                               -          59.3%            -           59.3%
Expense ratio (6)                            -          40.7%            -           44.9%
Combined ratio (7)                           -         100.0%            -          104.2%

                                                  Six Months Ended June 30,
                                       --------------------------------------------------
                                       RSUI(1)       CATA(2)       Darwin(3)       Total
                                       -------       -------       ---------       -----
2004

Gross premiums written                 $ 602.5       $  88.4       $  40.8        $ 731.7
Net premiums written                     309.5          79.0          28.6          417.1

Net premiums earned                    $ 302.3       $  74.0       $  16.6        $ 392.9
Loss and loss adjustment expenses        133.4          41.4          10.4          185.2
Underwriting expenses                     47.0          30.8           6.6           84.4
                                       -------       -------       -------        -------
Underwriting profit (loss) (4)         $ 121.9       $   1.8       $  (0.4)       $ 123.3
                                       =======       =======       =======        =======

Loss ratio (5)                            44.1%         56.0%         62.7%          47.1%
Expense ratio (6)                         15.5%         41.6%         39.8%          21.5%
Combined ratio (7)                        59.6%         97.6%        102.5%          68.6%

2003

Gross premiums written                       -       $  80.5       $   2.1        $  82.6
Net premiums written                         -          71.7           2.0           73.7

Net premiums earned                          -       $  66.8       $   0.1        $  66.9
Loss and loss adjustment expenses            -          39.6           0.1           39.7
Underwriting expenses                        -          26.8           1.4           28.2
                                                     -------       -------        -------
Underwriting profit (loss) (4)               -       $   0.4       $  (1.4)       $  (1.0)
                                                     =======       =======        =======

Loss ratio (5)                               -          59.3%            -           59.3%
Expense ratio (6)                            -          40.2%            -           42.2%
Combined ratio (7)                           -          99.5%            -          101.5%

(1)   Since July 1, 2003.

(2) Includes the results of Platte River Insurance Company, which was acquired contemporaneously with CATA in January 2002 and operates in conjunction with CATA.

(3) Although Darwin is an underwriting manager for Platte River and certain subsidiaries of CATA, the results of business generated by Darwin have been separated from CATA's results for purposes of this table. Since Darwin commenced operations in May 2003, it generated minimal business during the second quarter and first six months of 2003. Therefore, ratios for such periods are not separately presented.

(4) Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), and does not include income derived from investments. Underwriting profit (loss) does not replace net income (loss) determined in accordance with GAAP as a measure of profitability; rather, it provides a basis for management to evaluate the underwriting performance of its insurance operating units.

(5) Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6) Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(7) The sum of the Loss Ratio and Expense Ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

      RSUI's favorable underwriting results in the first six months of 2004, particularly with respect to its commercial property line, reflect the absence of any significant catastrophe losses and lower than expected commercial property non-catastrophe losses during the 2004 second quarter. RSUI's commercial property business is exposed to catastrophe losses which have historically occurred more frequently during the second and third quarters.

      The increase in CATA's gross premiums written in the second quarter and first six months of 2004 compared with the corresponding 2003 periods primarily reflects premiums generated from an expansion of its business into the excess and surplus markets. CATA's 2004 second quarter underwriting results reflect better underwriting margins on the current accident year, offset by a resulting increase in profit commissions and a $2.9 million pre-tax charge related to loss reserve development on contract surety and commercial multi-peril liability business written by CATA in the 2003 and prior accident years.

      Darwin's results in the second quarter and first six months of 2004 continue to reflect start-up expenses incurred to support expected future premium levels, as well as increased competition across all of its lines of business.

      World Minerals recorded pre-tax earnings of $5.6 million on revenues of $71.3 million in the second quarter of 2004, compared with pre-tax earnings of $6.5 million on revenues of $69.0 million in the corresponding period in 2003, and pre-tax earnings of $10.8 million on revenues of $138.3 million in the first six months of 2004, compared with pre-tax earnings of $11.4 million on revenues of $131.1 million in the first six months of 2003. The 2004 first half results reflect lower margins due to competitive pricing pressures and increased energy, labor and benefit costs, partially offset by the continuing favorable impact of the strong euro versus the U.S. dollar and an increase in net shipments.

      Corporate activities recorded a pre-tax loss of $6.4 million on revenues of $45.8 million in the second quarter of 2004, compared with a pre-tax loss of $0.5 million on revenues of $37.1 million in the corresponding period in 2003, and a pre-tax loss of $6.5 million on revenues of $91.5 million in the first six months of 2004, compared with pre-tax earnings of $1.3 million on revenues of $74.9 million in the corresponding 2003 period. Corporate activities includes parent company results and the results of miscellaneous subsidiaries, including Heads & Threads International LLC and Alleghany Properties, Inc. The 2004 results for corporate activities reflect increased expense for stock-based incentive compensation due to a significant increase in the market price of Alleghany common stock from June 30, 2003 to June 30, 2004.

      As of June 30, 2004 Alleghany beneficially owned approximately 8.0 million shares, or 2.1 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $280.6 million, or $35.07 per share, compared with a market value on June 30, 2003 of $227.5 million, or $28.44 per share. The aggregate cost of such shares is approximately $96.6 million, or $12.07 per share.

      Alleghany has previously announced that it may purchase shares of its common stock in open market transactions from time to time. In the second quarter of 2004, Alleghany did not purchase any shares of its common stock. As of June 30, 2004, Alleghany had 7,675,313 shares of common stock outstanding (which includes the stock dividend declared in March 2004).

      Additional information regarding the 2004 second quarter results of Alleghany and its operating units is contained in Alleghany's Report on Form 10-Q for the quarter ended June 30, 2004, which was filed with the U.S. Securities and Exchange Commission on August 3, 2004.

                                      # # #

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                                          THREE MONTHS ENDED JUNE 30, 2004
                                                 ----------------------------------------------------
                                                  ALLEGHANY
                                                  INSURANCE      WORLD       CORPORATE
                                                  HOLDINGS      MINERALS     ACTIVITIES      COMBINED
                                                  --------      --------     ----------      --------
REVENUES
  Net fastener sales                              $      0      $      0      $ 43,577       $ 43,577
  Interest, dividend and other income                9,387            19         2,261         11,667
  Net  premiums earned                             203,215             0             0        203,215
  Net mineral and filtration sales                       0        71,246             0         71,246
  Net gain (loss) on investment transactions         4,363             0           (11)         4,352
                                                  --------      --------      --------       --------

        Total revenues                             216,965        71,265        45,827        334,057

COSTS AND EXPENSES
  Underwriting expenses                             42,750             0             0         42,750
  Salaries, administrative and other
    operating expenses                               6,842        10,063         9,025         25,930
  Loss and loss adjustment expenses                 92,016             0             0         92,016
  Cost of goods sold - fasteners                         0             0        32,435         32,435
  Cost of  mineral and filtration sales                  0        55,065             0         55,065
  Interest expense                                       0           573           742          1,315
  Corporate administration                             106             0         9,986         10,092
                                                  --------      --------      --------       --------
        Total costs and expenses                   141,714        65,701        52,188        259,603
                                                  --------      --------      --------       --------

EARNINGS BEFORE INCOME TAXES                      $ 75,251      $  5,564      ($ 6,361)        74,454
                                                  ========      ========      ========
INCOME TAXES                                                                                   25,731
                                                                                             --------
NET EARNINGS                                                                                 $ 48,723
                                                                                             ========

                                                             THREE MONTHS ENDED JUNE 30, 2003
                                                  ----------------------------------------------------
                                                  ALLEGHANY
                                                  INSURANCE        WORLD       CORPORATE
                                                  HOLDINGS       MINERALS      ACTIVITIES     COMBINED
                                                  --------       --------      ----------     --------
REVENUES
  Net fastener sales                              $      0       $      0      $ 27,292       $ 27,292
  Interest, dividend and other income                4,833            119         8,159         13,111
  Net  premiums earned                              33,525              0             0         33,525
  Net mineral and filtration sales                       0         68,860             0         68,860
  Net gain (loss) on investment transactions           (39)             0         1,617          1,578
                                                  --------       --------      --------       --------

        Total revenues                              38,319         68,979        37,068        144,366

COSTS AND EXPENSES
  Underwriting expenses                             14,921              0             0         14,921
  Salaries, administrative and other
    operating expenses                                 874          9,801         9,303         19,978
  Loss and loss adjustment expenses                 19,815              0             0         19,815
  Cost of goods sold - fasteners                         0              0        20,809         20,809
  Cost of  mineral and filtration sales                  0         52,201             0         52,201
  Interest expense                                       0            516           952          1,468
  Corporate administration                               0              0         6,483          6,483
                                                  --------       --------      --------       --------
        Total costs and expenses                    35,610         62,518        37,547        135,675
                                                  --------       --------      --------       --------
EARNINGS BEFORE INCOME TAXES                      $  2,709       $  6,461      ($   479)         8,691
                                                  ========       ========      ========
INCOME TAXES                                                                                     2,695
NET EARNINGS                                                                                  $  5,996
                                                                                              ========

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (dollars in thousands)
                                   (unaudited)

                                                                SIX MONTHS ENDED JUNE 30, 2004
                                                  --------------------------------------------------------
                                                  ALLEGHANY
                                                  INSURANCE       WORLD          CORPORATE
                                                   HOLDINGS      MINERALS        ACTIVITIES      COMBINED
                                                   --------      --------        ----------      --------
REVENUES
  Net fastener sales                              $       0      $       0       $  81,380       $  81,380
  Interest, dividend and other income                19,660            (73)          8,432          28,019
  Net premiums earned                               392,883              0               0         392,883
  Net mineral and filtration sales                        0        138,327               0         138,327
  Net gain (loss) on investment transactions         35,800              0           1,735          37,535
                                                  ---------      ---------       ---------       ---------

        Total revenues                              448,343        138,254          91,547         678,144

COSTS AND EXPENSES
  Underwriting expenses                              84,388              0               0          84,388
  Salaries, administrative and other
    operating expenses                               12,826         19,864          17,483          50,173
  Loss and loss adjustment expenses                 185,114              0               0         185,114
  Cost of goods sold - fasteners                          0              0          60,341          60,341
  Cost of  mineral and filtration sales                   0        106,443               0         106,443
  Interest expense                                        0          1,129           1,430           2,559
  Corporate administration                              139              0          18,755          18,894
                                                  ---------      ---------       ---------       ---------
        Total costs and expenses                    282,467        127,436          98,009         507,912
                                                  ---------      ---------       ---------       ---------
EARNINGS BEFORE INCOME TAXES                      $ 165,876      $  10,818       ($  6,462)        170,232
                                                  =========      =========       =========
INCOME TAXES                                                                                        59,445
                                                                                                 ---------
NET EARNINGS                                                                                     $ 110,787
                                                                                                 =========

                                                            SIX MONTHS ENDED JUNE 30, 2003
                                                  --------------------------------------------------
                                                  ALLEGHANY
                                                  INSURANCE      WORLD       CORPORATE
                                                  HOLDINGS      MINERALS     ACTIVITIES     COMBINED
                                                  --------      --------     ----------     --------
REVENUES
  Net fastener sales                              $      0      $      0      $ 55,245      $ 55,245
  Interest, dividend and other income                9,210           219        15,662        25,091
  Net premiums earned                               66,940             0             0        66,940
  Net mineral and filtration sales                       0       130,908             0       130,908
  Net gain (loss) on investment transactions           872             0         3,970         4,842
                                                  --------      --------      --------      --------

        Total revenues                              77,022       131,127        74,877       283,026

COSTS AND EXPENSES
  Underwriting expenses                             28,283             0             0        28,283
  Salaries, administrative and other
    operating expenses                               1,477        18,748        17,359        37,584
  Loss and loss adjustment expenses                 39,668             0             0        39,668
  Cost of goods sold - fasteners                         0             0        41,568        41,568
  Cost of  mineral and filtration sales                  0       100,121             0       100,121
  Interest expense                                       0           871         1,875         2,746
  Corporate administration                               0             0        12,783        12,783
                                                  --------      --------      --------      --------
        Total costs and expenses                    69,428       119,740        73,585       262,753
                                                  --------      --------      --------      --------
EARNINGS BEFORE INCOME TAXES                      $  7,594      $ 11,387      $  1,292        20,273
                                                  ========      ========      ========
INCOME TAXES                                                                                   6,553
                                                                                            --------
NET EARNINGS                                                                                $ 13,720
                                                                                            ========

                              ALLEGHANY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                      (in thousands, except share amounts)

                                                                           JUNE 30,     DECEMBER 31,
                                                                            2004           2003
                                                                         (unaudited)     (audited)*
                                                                         -----------     ----------
ASSETS
  Available for sale securities at fair value:
        Equity securities                                                $  594,206      $  620,754
        Debt securities                                                   1,219,710         917,270
  Short-term investments                                                    168,102         135,079
                                                                         ----------      ----------
                                                                          1,982,018       1,673,103

  Cash                                                                      166,098         231,583
  Notes receivable                                                           91,804          92,082
  Accounts receivable, net                                                   74,369          75,154
  Premium balances receivable                                               192,486         279,682
  Reinsurance receivables                                                   323,856         228,423
  Ceded unearned premium reserves                                           336,188         264,038
  Deferred acquisition costs                                                 56,271          47,282
  Property and equipment - at cost, net of accumulated depreciation         171,615         177,708
  Inventory                                                                  88,239          84,612
  Goodwill and other intangibles, net of amortization                       232,423         233,739
  Deferred tax assets                                                       104,822          85,736
  Other assets                                                               77,780          94,898
                                                                         ----------      ----------
                                                                         $3,897,969      $3,568,040
                                                                         ==========      ==========
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
  Current taxes payable                                                  $   29,077      $   49,605
  Losses and loss adjustment expenses                                       684,429         454,664
  Other liabilities                                                         242,316         211,000
  Reinsurance payable                                                       127,286         255,117
  Unearned premiums                                                         773,340         676,940
  Subsidiaries' debt                                                        162,585         167,050
  Deferred tax liabilities                                                  203,237         190,842
                                                                         ----------      ----------
      Total liabilities                                                   2,222,270       2,005,218
  Common stockholders' equity                                             1,675,699       1,562,822
                                                                         ----------      ----------
                                                                         $3,897,969      $3,568,040
                                                                         ==========      ==========

COMMON SHARES OUTSTANDING  (adjusted for stock dividends)                 7,675,313       7,644,232
                                                                         ==========      ==========

* Certain amounts have been reclassified to conform to the 2004 presentation.